Exhibit 10.27.2

May 19, 2005

Carol A. Ammon
100 Painters Drive
Chadds Ford, PA 19317

Dear Carol:

     Reference is hereby made to that certain amended and restated employment agreement, dated as of September 1, 2002 (as amended, the “Employment Agreement”), between you and Endo Pharmaceuticals Holdings Inc. (the “Company”). Terms used but not defined in this letter shall have the meanings ascribed to them in the Employment Agreement.

     It is with regret that the Company accepts your desire to retire from your position as Chief Executive Officer of the Company effective May 20, 2005. Accordingly, the Employment Agreement will be terminated as of such date and of no further force and effect other than those obligations which continue by their terms (such as Sections 2.4, 3.2, Article 7 and Article 8).

     If you are in agreement with this letter agreement, which shall be effective as of May 20, 2005, please execute below.

Sincerely,

/S/ JEFFREY R. BLACK

Jeffrey R. Black
Chef Financial Officer

ACCEPTED AND AGREED THIS 19th DAY OF MAY 2005:

/s/ CAROL A. AMMON

Carol A. Ammon